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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INLAND STEEL INDUSTRIES INC.
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

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INLAND STEEL INDUSTRIES
30 WEST MONROE
CHICAGO, ILLINOIS 60603

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                                                                    MAY 5, 1997

              SUPPORT YOUR COMPANY'S COMMITMENT TO CREATING VALUE
                    BY VOTING AGAINST THE SPIN-OFF PROPOSAL

Dear Fellow Inland Shareholder:
  As you know from our proxy statement this year, Greenway Partners is asking Inland's shareholders to support their view that the Company should "spin" Ryerson Tull off to its shareholders now. Please consider the following while making your decision on how to vote on this important issue.

  First, some background on Greenway Partners. Greenway is a hedge fund managed by Alfred Kingsley, who worked with Carl Icahn where they became notorious for greenmailing companies and then left TWA in bankruptcy. Greenway has submitted "spin-off" proposals to shareholders of other companies, without success. Their standardized claim that a spin-off will improve shareholder value is deceptively simple. Real world facts have shown that it isn't necessarily the case.

  SECOND, YOUR BOARD OF DIRECTORS THOROUGHLY UNDERSTANDS THE COMPLEX BUSINESS, TAX AND OTHER ASPECTS OF INLAND AND HAS STUDIED, WITH OUTSIDE EXPERTS, A BROAD RANGE OF WAYS TO IMPROVE SHAREHOLDER VALUE AT INLAND. IN ADDITION, MEMBERS OF YOUR BOARD OF DIRECTORS HAVE HAD FIRST HAND EXPERIENCE WITH SPIN-OFFS AND OTHER CORPORATE STRUCTURAL CHANGES. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE GREENWAY PROPOSAL.

  Third, Greenway urges that you "send a strong message to management" by supporting their proposal. However, long before Greenway began waving its well-worn "spin-off now" flag at Inland, your Board and management took significant actions that are now showing results. Those actions included selling Ryerson Tull common stock in the public market, retiring high cost debt and improving profitability through the Operational Excellence program. The Greenway proposal could severely limit your Board's ability to make additional improvements.

                OUR STRATEGIC PLAN IS BEGINNING TO BEAR FRUIT!
           THIS IS NOT THE TIME TO SEPARATE RYERSON TULL AND INLAND

  We are at an important point in our strategic plan to maximize shareholder value. Results for the past three quarters showed substantial improvements from the prior year. Specifically, for the first quarter:

  . NET INCOME OF $31.2 MILLION, OR 59 CENTS PER COMMON SHARE, WAS NEARLY DOUBLE THAT OF THE PRIOR YEAR'S PERIOD,
LOGO

  . Inland Steel Company's operating profit was up over $25 million from Q-1 a year ago--well above analysts' expectations,
  . RYERSON TULL POSTED OPERATING PROFIT OF $35.0 MILLION THIS PAST QUARTER WITH SHIPMENTS UP 11 PERCENT, OPERATING EXPENSES PER TON DOWN AND FURTHER GAINS IN MARKET SHARE, AND
  . Corporate interest expense was down 18 percent from the first quarter of 1996 reflecting our company's recently concluded accelerated deleveraging program.

  The recent increase in the market value of our stock and reports by securities analysts who study steel companies and Inland closely are encouraging.

                      A SPIN-OFF NOW WOULD BE COSTLY AND
              LIMIT YOUR BOARD'S ABILITY TO TAKE FURTHER ACTIONS

  Spinning off Ryerson Tull at this time would not be in your best interest. A spin-off now would have costly adverse tax consequences, could very well impair shareholder value and would most certainly limit the Board's ability to pursue other alternatives for maximizing shareholder value.

  Now is not the time to have Greenway, with no steel industry experience, directing major changes at your Company. There is clear and convincing evidence that the Board's plan is working. In addition, the Board is continuing to evaluate strategic alternatives and has committed to take further prompt and effective action when it is in the best interest of shareholders.

                      VOTE AGAINST GREENWAY'S PROPOSAL #3
                       ON THE ENCLOSED WHITE PROXY CARD

  If you have questions or need information on how to vote your shares properly, please call MacKenzie Partners, Inc. toll free at (800) 322-2885 or collect at (212) 929-5500.

  YOUR SUPPORT OF INLAND STEEL AND OUR LONG TERM PLAN TO INCREASE THE VALUE OF YOUR INVESTMENT IS APPRECIATED. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD EVEN IF YOU HAVE PREVIOUSLY SENT A CARD TO BE SURE YOUR SHARES ARE COUNTED AS VOTING "AGAINST" PROPOSAL #3.

  On behalf of the Board of Directors and management,

                                          Sincerely,

                                          LOGO
                                          Robert J. Darnall
                                          Chairman, President and
                                          Chief Executive Officer

30 West Monroe Street
Chicago, Illinois  60603


Robert J. Darnall
Chairman, President and Chief Executive Officer


[LOGO OF INLAND STEEL INDUSTRIES]
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                                                                     May 5, 1997

Dear Inlander:

Your company needs your help on an issue of importance to all of us. If you own Inland stock, about three weeks ago you received an announcement of our annual meeting on May 28, along with a proxy statement seeking your vote on several issues to be voted on at that meeting.

You may never have felt a need to vote before on the directors, the auditors or the other issues on the proxy ballot. But I ask you to vote specifically this time AGAINST the proposal that says "RESOLVED, that shareholders hereby recommend that the Board of Directors distribute all the stock of Ryerson Tull that Inland holds to Inland shareholders by means of a tax-free spin-off."

Greenway Partners, which sponsored the proposal, is run by Alfred Kingsley, who worked for Carl Icahn. You may remember that in the 1980s Icahn gained notoriety for "greenmailing" a number of companies -- and left TWA in bankruptcy.

This is not the time to have Greenway, with no steel-industry experience, directing major changes at your company.

The way to strengthen the company for all its stakeholders is to choose a sensible business strategy, which Inland has done, and to execute it, as Inland has begun to do. Through your efforts, Operational Excellence is working:

 . Inland Steel Industries doubled first-quarter net income.

 . Inland Steel Company's first-quarter operating profit was up more than $25 million.

 . Ryerson Tull posted $35 million first-quarter operating profit, with shipments up 11 percent, operating expenses per ton down and further gains in market share.

 . The company paid 18 percent less interest than in the first quarter of 1996, reflecting the aggressive debt-reduction activity that it concluded recently.

Spinning off Ryerson Tull now wouldn't be in your best interest. The board considered this among other options before Greenway came along, and came to clear conclusions: It would have costly tax consequences, could very well impair stockholder value and would limit the board's ability to pursue other options for maximizing stockholder value.

Please join me in rejecting Greenway's proposal. You may mark the "Against" box on Item 3 of the ballot card that came with your proxy statement, or simply sign the card, date it and return it in the postage-paid envelope that was provided. Because of the large number of shareholders, the company has retained MacKenzie Partners to answer questions about how to vote -- or what to do if you wish to change your vote or have misplaced your ballot. You may call toll-free at (800) 322-2885 or collect at (212) 929-5000.

Yours very truly,


Bob

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